[Letterhead of Stinson, Mag & Fizzell]


                                January 11, 2000


Intersil Corporation
Intersil Holding Corporation
Intersil (Florida), LLC
Intersil (Ohio), LLC
Intersil (Pennsylvania), LLC
Choice-Intersil Microsystems, Inc.
2401 Palm Bay Road NE
Palm Bay, Florida 32905

                           Re: Intersil Corporation 13-1/4% Senior
                               Subordinated Notes Due 2009 Guaranteed
                               by Intersil Holding Corporation, Intersil
                               (Florida), LLC, Intersil (Ohio), LLC, Intersil (Pennsylvania), LLC and Choice-Intersil Microsystems, Inc.

Ladies and Gentlemen:

     We have acted as counsel for Choice-Intersil Microsystems, Inc., a Kansas corporation (the "Relevant Guarantor"), in connection with the filing by Intersil Corporation, a Delaware corporation (the "Issuer"), Intersil Holding Corporation, a Delaware corporation ("Intersil Holding"), Intersil (Florida), LLC, a Delaware limited liability company ("Intersil (Florida)"), Intersil
(Ohio), LLC, a Delaware limited liability company ("Intersil (Ohio)"), Intersil (Pennsylvania), LLC, a Delaware limited liability company ("Intersil (Pennsylvania)"), and the Relevant Guarantor (together with Intersil Holding, Intersil (Florida) and Intersil (Ohio), the "Guarantors") of a Registration Statement on Form S-4, as amended (Registration No. 333-90741) (the "Registration Statement"), with the Securities and Exchange Commission for the purpose of registering the issuance of up to $200,000,000 aggregate principal amount of the Issuer's 13-1/4% Senior Subordinated Notes Due 2009 (the "Exchange Notes") and the Guarantors' guarantees thereof (each an "Exchange Guarantee") under the Securities Act of 1933, as amended (the "Act"). The Exchange Notes are to be issued in exchange for an equal aggregate principal amount of the Issuer's outstanding 13-1/4% Senior Subordinated Notes Due 2009 (the "Existing Notes") and the Guarantors' guarantees thereof pursuant to the Registration Rights Agreement among the Issuer, the Guarantors, Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. incorporated by reference as Exhibit 4.04 to the Registration Statement. The Exchange Notes and the Exchange Guarantees are to be issued pursuant to the terms of the Indenture among the Issuer, the Guarantors and United States Trust Company of New York, as trustee (the "Trustee"), incorporated by reference as Exhibit

Intersil Corporation
Intersil Holding Corporation
Intersil (Florida), LLC
Intersil (Ohio), LLC
Intersil (Pennsylvania), LLC
Choice-Intersil Microsystems, Inc.
January 11, 2000
Page 2

4.01 to the Registration Statement (the "Indenture"). The Indenture is to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA").

     In connection with the foregoing, we have reviewed such records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate for the purpose of this opinion. In making our examination of records, documents, agreements and certificates, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates (other than persons executing documents, agreements and certificates on behalf of the Relevant Guarantor), and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates. In rendering our opinion, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Relevant Guarantor.

     We have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding agreement of the Trustee. We have also assumed there is a valid and binding obligation contained in the Indenture that the Relevant Guarantor is guaranteeing. In addition, we have assumed that there will be no changes in applicable law between the date of this opinion and the date of issuance and delivery of the Exchange Guarantee.

     Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that the Indenture, which contains the Exchange Guarantee, has been duly authorized by all necessary corporate action on the part of the Relevant Guarantor and when the Registration Statement has been declared effective, when the Indenture has been duly qualified under the TIA, when the Exchange Notes have been duly executed and delivered by the Issuer, when the Exchange Guarantee has been duly executed and delivered by the Relevant Guarantor and when the Exchange Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered against exchange of the Existing Notes in accordance with the terms set forth in the prospectus which is included in the Registration Statement, the Indenture, which contains the Exchange Guarantee, will be a valid and binding obligation of the Relevant Guarantor, enforceable against the Relevant Guarantor in accordance with its terms, except to the extent the enforceability of the Indenture, which contains the Exchange Guarantee, (i) may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally, (ii) is subject to general principles of equity (regardless of whether enforcement is sought in equity or at law) and the availability of equitable remedies, and (iii) is subject to standards of commercial reasonableness.

Intersil Corporation
Intersil Holding Corporation
Intersil (Florida), LLC
Intersil (Ohio), LLC
Intersil (Pennsylvania), LLC
Choice-Intersil Microsystems, Inc.
January 11, 2000
Page 3

     This opinion is rendered for your benefit in connection with the filing of the Registration Statement and for no other purpose. We express no opinion as to the laws of any jurisdiction other than the laws of the United States of America and the laws of the State of Kansas. This opinion is issued only with respect to the present status of the law, and we undertake no obligation or responsibility to update or supplement this opinion in response to subsequent changes in the law or future events affected the transactions contemplated by the Exchange Guarantee.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus which is included in the Registration Statement. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required by the Act or the rules and regulations promulgated thereunder.



                                                     Very truly yours,


                                                     /s/ RICHARD N. NIXON
                                                     --------------------
                                                     Richard N. Nixon